Exhibit 1.1

[Translation]

ARTICLES OF INCORPORATION

ALPS ALPINE CO., LTD.

January 2019

ARTICLES OF INCORPORATION

CHAPTER I GENERAL PROVISIONS

Article 1 (Trade Name)

The name of the Company shall be Alps Alpine Kabushiki Kaisha, and in English ALPS ALPINE CO., LTD.

Article 2 (Purpose)

The purpose of the Company shall be to engage in the following business activities and to control and manage the business activities of the companies, which engage in the following businesses, and the business activities of foreign companies, which engage in the businesses equivalent to the following business activities, through holding shares and equity in those companies:

1.	Manufacture and sale of electronic and electrical machines and equipment as well as the components and materials therefor;

2.

Manufacture and sale of parts, components and materials used in information and communication equipment, business equipment, precision equipment, optical equipment, medical equipment, measurement equipment, control equipment, electrical equipment for power generation, power transmission and power distribution and industrial electrical equipment;

3.	Manufacture and sale of parts and components used in automobiles and other transportation equipment;

4.	Manufacture and sale of sound and video recorders and reproducers and audio machines and equipment;

5.	Manufacture and sale of applied electronic machines and equipment for automobiles and office equipment;

6.	Manufacture and sale of electrical machines and equipment for transmitting and receiving data;

7.	Development, sale, import and export of software, and provisions of information processing services;

8.	Manufacture, sale and lease of manufacturing machines and equipment, manufacturing systems and manufacturing system plants which are incidental to those mentioned in the preceding items;

9.

Provision of manufacturing technologies, processing technologies and other services which are incidental to those mentioned in the preceding items, and sale and licensing of intellectual properties related to those mentioned in the preceding items;

10.	Operation of facilities related to welfare, medical care, sports, cultural education and entertainment, and businesses related thereto;

11.	Transportation and warehouse business and service business related thereto;

12.

Investment, study, research and development, consulting, real property lease and management, worker dispatch business, fee charging employment placement business and human resources development business which are incidental to those mentioned in the preceding items; and

13.	All businesses which are incidental to those mentioned in the preceding items.

Article 3 (Location of head office)

The head office of the Company shall be located in Ota-ku, Tokyo.

Article 4 (Organs)

The Company shall have a general meeting of shareholders and directors, as well as the following organizations:

(1)	a board of directors;

(2)	an audit and supervisory committee; and

(3)	a financial auditor.

Article 5 (Method of public notice)

1.	Public notices of the Company shall be given by way of electronic public notice.

2.	If it is not possible to give public notice by way of electronic public notice due to an accident or other unavoidable event, public notices shall be published in The Nikkei.

CHAPTER II SHARES

Article 6 (Total number of authorized shares)

The total number of authorized shares of the Company shall be 500,000,000 shares.

Article 7 (Acquisition of own shares)

The Company may acquire its own shares through market trading or the like by a resolution of the board of directors pursuant to the provisions of Article 165, Paragraph (2) of the Companies Act.

Article 8 (Share unit number)

The share unit number of the Company shall be 100 shares.

Article 9 (Demand for sale by shareholders of shares less than one unit)

1.

A shareholder of the Company who holds shares less than one unit may demand to the Company that it sell to the shareholder such number of shares that, together with the number of shares less than one unit, would constitute one share unit (hereinafter an “Additional Purchase”).

2.

In the case where a demand in the preceding paragraph is made, if the Company does not have the requisite number of shares to sell, it may elect not to comply with the demand in the preceding paragraph.

Article 10 (Share handling regulations)

Buyback of shares less than one unit by the Company, an Additional Purchase, or other matters regarding the handling of shares shall be governed by the share handling regulations prescribed by the board of directors, in addition to laws and regulations and these Articles of Incorporation.

Article 11 (Shareholder registry administrator)

1.	The Company shall have a shareholder registry administrator.

2.

The shareholder registry administrator and the place at which it handles administration of the shareholder registry shall be determined by a resolution of the board of directors and announced by public notice.

Article 12 (Record date)

1.

Shareholders of the Company who are stated or recorded in the final shareholder registry of March 31 of each year shall be deemed the shareholders entitled to exercise rights at the annual general meeting of shareholders relating to that fiscal year.

2.	In addition to the record date prescribed in these Articles of Incorporation, the Company may set a record date when necessary by giving public notice.

CHAPTER III GENERAL MEETING OF SHAREHOLDERS

Article 13 (Convocation)

1.	The annual general meetings of shareholders of the Company shall be convened in June each year, and extraordinary general meetings of shareholders shall be convened when and if necessary.

2.	A general meeting of shareholders shall, except as otherwise provided by laws or ordinances, be convened by the director prescribed by resolution of the Board of Directors.

3.	The date and time, venue and agenda of general meetings of shareholders shall be determined by the board of directors.

Article 14 (Chairman of the Meetings)

The director prescribed in Paragraph 2 of the preceding Article shall convene a general meeting of shareholders and act as the chairman thereof. If said director is unable to so act, one of the other directors shall convene a general meeting of shareholders and act as the chairman thereof in accordance with the order of priority predetermined by a resolution of the board of directors.

Article 15 (Internet disclosure and deemed provision of general meeting of shareholders reference materials, etc.)

Upon convening general meetings of shareholders, the information pertaining to matters to be stated or displayed in the general meeting of shareholders referencing materials, business reports, financial statements and consolidated financial statements may be deemed as having been provided to the shareholders if the Company discloses such information via the Internet in accordance with the provisions of the relevant order of the Ministry of Justice.

Article 16 (Resolution method)

1.

Unless prescribed otherwise by laws, ordinances or these Articles of Incorporation, resolutions of the general meeting of shareholders shall be made by a majority of the votes of the shareholders entitled to exercise their votes who are present at the meeting.

2.

Resolutions prescribed in Article 309, Paragraph (2) of the Companies Act shall be made by a majority of two-thirds or more of the votes of the shareholders present at a meeting where the shareholders holding one third or more of the votes of the shareholders entitled to exercise their votes at such meeting are present.

Article 17 (Proxy exercise of voting rights)

A shareholder may exercise its voting rights by using one proxy who is also a shareholder who holds voting rights in the Company. However, a written document certifying the proxy right must be submitted with respect to each general meeting of shareholders.

Article 18 (Minutes)

An outline of the proceedings of each general meeting of shareholders and the results thereof, and any other matters prescribed by law or regulation, shall be stated or recorded in minutes.

CHAPTER IV DIRECTORS AND BOARD OF DIRECTORS

Article 19 (Number of Directors)

1.	The Company shall have no more than eight (8) directors (excluding directors who are audit and supervisory committee members).

2.	The Company shall have no more than seven (7) directors who are audit and supervisory committee members.

Article 20 (Election)

1.	Directors of the Company shall be elected at the general meeting of shareholders, in a manner that distinguishes between directors who are audit and supervisory committee members and other directors.

2.

Resolutions to elect directors shall be made by a majority of the votes of the shareholders present at the meetings where the shareholders holding one-third or more of the votes of the shareholders entitled to exercise their votes at such meeting are present.

3.	Cumulative voting shall not be used for resolutions to elect directors.

4.

The term of the election of a substitute of a director who is an audit and supervisory committee member shall be until the time of commencement of the annual general meeting of shareholders relating to the last fiscal year to end within the period of two years after the time of such election.

Article 21 (Term of office)

1.

The term of office of a director (other than a director who is an audit and supervisory committee member) shall be until the time of conclusion of the annual general meeting of shareholders relating to the last fiscal year to end within the period of one year after the election of such director.

2.

The term of office of a director who is an audit and supervisory committee member shall be until the time of conclusion of the annual general meeting of shareholders relating to the last fiscal year to end within the period of two years after the election of such director.

3.

The term of office of a director who is an audit and supervisory committee member elected as a substitute for a director who is an audit and supervisory committee member leaving office before the expiration of his or her term of office shall be until the time of expiration of the term of office of the director who is an audit and supervisory committee member leaving office.

Article 22 (Board of Directors)

The directors shall form the board of directors and shall resolve important matters relating to corporate affairs.

Article 23 (Convener and Chairman of the Board of Directors)

1.

Convocation notices for meetings of the board of directors shall be issued to each director by no later than three days before the date of the meeting. However, this period may be shortened in the case where urgency is required.

2.

The director prescribed in advance by the board of directors shall convene a meeting of the board of directors and act as the chairman thereof. If said director is unable to so act, one of the other directors shall convene a meeting of the board of directors and act as the chairman thereof in accordance with the order of priority predetermined by a resolution of the board of directors.

Article 24 (Representative Directors and Directors with Special Titles)

Representative directors shall be appointed from among the directors (other than directors who are audit and supervisory committee members) by a resolution of the board of directors.

Article 25 (Delegation of determination of important business execution)

Pursuant to the provisions of Article 399-13, Paragraph (6) of the Companies Act, all or part of the determination of important business execution (other than the matters listed in the items of Article 399-13, Paragraph (5) of the Companies Act) may be delegated by the Company to the Directors.

Article 26 (Omission of resolution by Board of Directors)

If all of the directors agree in writing or electronically regarding a matter to be resolved by the board of directors, the Company shall deem that a resolution of the board of directors to approve such matter has been made.

Article 27 (Compensation, etc.)

Compensation, bonuses and other property benefits to be received by directors as consideration for performance of their duties shall be determined by a resolution of the general meeting of shareholders, in a manner that distinguishes between directors who are audit and supervisory committee members and other directors.

Article 28 (Advisors)

The Company may have advisors. Advisors shall be appointed by a resolution of the board of directors.

Article 29 (Limitation of Liability of Directors)

1.

Pursuant to the provisions of Article 426, Paragraph (1) of the Companies Act, the Company may, by a resolution of the board of directors, exempt directors (including former directors) from their liabilities for damages under Article 423, Paragraph (1) of the Companies Act to the extent permitted by laws and ordinances.

2.

Pursuant to the provisions of Article 427, Paragraph (1) of the Companies Act, the Company may enter into a liability limitation agreement with directors (excluding directors who execute business of the Company), which will limit the maximum amount of their liabilities for damages under Article 423, Paragraph (1) of the Companies Act to the amount set forth by laws and ordinances.

CHAPTER V CORPORATE OFFICERS

Article 30 (Corporate Officers)

1.	The Company may, by a resolution of the board of directors, appoint corporate officers.

2.	Matters concerning corporate officers shall be governed by the Regulations of the Corporate Officers established by the board of directors.

CHAPTER VI AUDIT AND SUPERVISORY COMMITTEE

Article 31 (Convocation notices of Audit and Supervisory Committee meetings)

Convocation notices for meetings of the audit and supervisory committee shall be issued to each audit and supervisory committee member by no later than three days before the date of the meeting. However, this period may be shortened in the case where urgency is required.

Article 32 (Full-time Audit and Supervisory Committee Members)

The audit and supervisory committee shall, by its resolution, appoint full-time audit and supervisory committee members.

Article 33 (Audit and Supervisory Committee regulations)

Matters regarding the audit and supervisory committee shall be governed by the audit and supervisory committee regulations prescribed by the audit and supervisory committee, in addition to laws and regulations and these Articles of Incorporation.

CHAPTER VII FINANCIAL AUDITOR

Article 34 (Method of election of Financial Auditor)

The financial auditor of the Company is elected by a resolution of the general meeting of shareholders.

Article 35 (Term of office of Financial Auditor)

1.

The term of office of the financial auditor shall be until the time of conclusion of the annual general meeting of shareholders relating to the last fiscal year to end within the period of one year after the election of the financial auditor.

2.

If no resolution is made at the annual general meeting of shareholders in the preceding paragraph, it shall be deemed that the financial auditor was reelected at such annual general meeting of shareholders.

CHAPTER VIII ACCOUNTS

Article 36 (Fiscal year)

The fiscal year of the Company shall be the one-year period from April 1 of each year to March 31 of the immediately following year.

Article 37 (Decision-making body for dividends of surplus, etc.)

The Company may make decisions on dividends of surplus and other matters prescribed in each item of Article 459, Paragraph (1) of the Companies Act by a resolution of the board of directors, except where prescribed otherwise by law or regulation.

Article 38 (Record date for dividends of surplus)

1.	The record date for year-end dividends of the Company shall be March 31 of each year.

2.	The record date for interim dividends of the Company shall be September 30 of each year.

Article 39 (Exclusion period of dividends)

In the case where the dividend property is money, the Company will be exempted from its obligation to pay the dividends if such dividends are not received even after three years passes from the date on which payment begins.

Revision history

Established on October 20, 1948

Revised on February 16, 1951

Revised on November 15, 1951

Revised on May 4, 1954

Revised on January 17, 1957

Revised on November 29, 1958

Revised on November 8, 1960

Revised on March 3, 1961

Revised on May 30, 1961

Revised on November 30, 1961

Revised on November 30, 1962

Revised on November 30, 1963

Revised on November 28, 1964

Revised on November 28, 1967

Revised on November 29, 1974

Revised on June 27, 1980

Revised on June 29, 1982

Revised on June 27, 1986

Revised on June 29, 1988

Revised on June 28, 1990

Revised on June 27, 1991

Revised on June 29, 1994

Revised on June 26, 1998

Revised on June 27, 2002

Revised on June 27, 2003

Revised on June 29, 2005

Revised on August 1, 2005

Revised on June 29, 2006

Revised on June 25, 2010

Revised on June 21, 2013

Revised on June 20, 2014

Revised on June 23, 2016

Revised on January 1, 2019